CLEARVIEW INVESTMENTS, LTD.

                                   December 23, 1997

Factory Outlet Centre Limited Liability Company
c/o The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road, Suite A-200
Bannockburn, IL  60015

Re: Agreement of Sale dated as of August 25, 1997 between Insignia Commercial Investments Group, Inc. ("Assignor") and Factory Outlet Centre Limited Liability Company ("Seller") for the purchase and sale of property known as the Factory Outlet Center in Kenosha, Wisconsin ("Property") as amended by September 8, 1997 Letter Agreement, as amended by October 7, 1997 Letter Agreement, as amended by November 4, 1997 Letter Agreement, as amended by November 7, 1997 Letter Agreement, as amended by November 19, 1997 Letter Agreement, as amended by December 2, 1997 Letter Agreement, as amended by December 10, 1997, as amended by December 23, 1997 and as assigned on October 24, 1997 to Clearview Investments, Ltd. ("Assignee") herein referred to as Purchaser

Dear Madam or Sir:

     Under the above referenced Agreement of Sale, the Purchase Price (as defined herein) is $15,000,000.00, the Inspection Period, as defined therein, expires December 12, 1997 and the Closing date, as defined therein, was to be December 30, 1997.

     This letter shall confirm that Seller and Purchaser have agreed to delete the third paragraph in Letter Agreement dated December 10, 1997 and insert in its place the following:

     Seller shall credit on the closing statement to Purchaser $935,000.00 for (Tenant Improvements, shopping center renovation).

     Except as provided herein, the Agreement of Sale shall remain unmodified and in full force and effect.

     If the amendments to the Agreement of Sale provided to this letter are acceptable, please indicate your agreement on behalf of Seller, where indicated below.

                              Sincerely yours,

                              CLEARVIEW INVESTMENTS, LTD.
                              By:  Redbud Capital, Inc.,
                                   General Partner

                                   By:/s/ Carla B. Fulton
                                      -----------------------------------
                                          Carla B. Fulton, Vice President
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ACCEPTED AND AGREED TO THIS
23rd DAY OF DECEMBER, 1997.

FACTORY OUTLET CENTRE LIMITED LIABILITY COMPANY
By:  Outlet Centre Investors, a member

     By:  Balcor Partners-XXI, its general partner

          By:  /s/  Thomas E. Meador
                 -------------------
          Name:     Thomas E. Meador
                 -------------------
          Title:    CHMN CEO
                 -------------------
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